UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2005

LAMPERD LESS LETHAL INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 662-7900

Inapplicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

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Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this report, unless otherwise specified, all dollar amounts are expressed in Canadian dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to Lamperd Less Lethal Inc. and our wholly-owned subsidiary.

ACQUISITION OF LAMPERD LESS LETHAL

On March 24, 2005, we entered into a Share Exchange Agreement among our company, under our former name Sinewire Networks Inc., 1476246 Ontario Limited, an Ontario corporation doing business as Lamperd Less Lethal ("Lamperd"), Patrick Ward, Hani Zabaneh and the shareholders of Lamperd as set out in the Share Exchange Agreement. The Share Exchange Agreement contemplated our company acquiring all of the issued and outstanding shares of Lamperd.

The closing of the transactions contemplated in the Share Exchange Agreement and the acquisition by our company of all of the issued and outstanding common stock of Lamperd occurred on April 21, 2005, effective as of April 14, 2005. In accordance with the closing of the Share Exchange Agreement, and effective as of April 14, 2005, we acquired all of the 100,000,000 issued and outstanding common shares of Lamperd, in exchange for the issuance by our company of 26,000,000 shares of our common stock to the shareholders of Lamperd on the basis of one share of our company for every 3.8461538 common shares of Lamperd. As a result of the share exchange transaction, Lamperd became a wholly-owned subsidiary of our company as of April 14, 2005. For financial statement purposes, Lamperd, the acquired entity, is regarded as the predecessor entity as of April 14, 2005.

Our company has 50,500,000 common shares issued and outstanding as of April 14, 2005 as a result of the issuance of 26,000,000 shares in connection with the closing of the Share Exchange Agreement, and the issuance of 1,500,000 shares issued to Higgs Investment Group Inc. pursuant to a private placement under a Subscription Agreement dated April 14, 2005, between our company and Higgs Investment Group. The former shareholders of Lamperd own 26,000,000 shares of our company's common stock, representing approximately 51.5% of the issued and outstanding shares of our company.

As the former shareholders of Lamperd hold 51.5% of our shares, and because the business of Lamperd represents the only business operations of our company, the acquisition of Lamperd is deemed to be a reverse acquisition for accounting purposes. Lamperd, the acquired entity, is regarded as the predecessor entity as of April 14, 2005. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file quarterly and annual reports based on the December 31, 2004 fiscal year end of Lamperd. Such financial statements will depict the operating results of Lamperd, including the acquisition of our company, from April 14, 2005.

The shares of our common stock issued to the shareholders of Lamperd pursuant to the Share Exchange Agreement and the shares issued under the Subscription Agreement will not be registered with the Securities Exchange Commission or the securities commission of any United States state, and were issued in reliance upon an exemption from registration in an offering of securities in an offshore transaction to persons who are not United States persons pursuant to Regulation S under the United States Securities Act of 1933, as amended.

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CORPORATE HISTORY

Lamperd Less Lethal Inc.

We were incorporated under the laws of the State of Nevada under the name "Sinewire Networks Inc." on October 4, 2001. On March 21, 2005, we changed our name to "Lamperd Less Lethal Inc." The name change was recorded by the Secretary of State of the State of Nevada on March 21, 2005, and took effect with the NASD Inc.'s Over-the-Counter Bulletin Board at the opening for trading on March 31, 2005 under our new stock symbol "LLLI".

Following our incorporation, we focussed our business efforts on establishing our company as a start-up wireless communications service provider. We planned to implement our business strategy by supplying wireless high-speed internet services, and other complementary internet and telecommunications services. Our company intended to provide a telecommunications delivery service to businesses, internet service providers and telecommunication companies in underserved markets in North America. Our networks were intended to act as conduits for the transmission of high speed wireless and complementary internet and telecommunications services.

We were not successful in implementing our business plan. As management of our company investigated opportunities and challenges in the business of becoming a wireless communications service provider, management realized that the business did not present the best opportunity for our company to realize value for our shareholders. Accordingly, we abandoned our previous business plan and focussed on the identification of suitable businesses with which to enter into a business opportunity or business combination.

1476246 Ontario Limited doing business as Lamperd Less Lethal

Lamperd was incorporated pursuant to the laws of the Province of Ontario on November 22, 2001.

Lamperd is a developer and manufacturer of civil defence products that are designed as a less lethal alternative to conventional weapons. The products include weapon systems and munitions that are designed to incapacitate as opposed to kill opponents, and at the same time, ensure the safety of the personnel using the products. In addition, Lamperd also manufactures shields, service equipment, training gear and accessories. The products are primarily designed for the use by military and law enforcement organizations. Lamperd also provides less lethal training to police, military and private sector security personnel. Training is provided by Lamperd's experienced military and police contractors in addition to trained civilian contractors which are retained as required by Lamperd with permission from their respective agencies. The training programs offered by Lamperd incorporate the most current less lethal techniques and equipment, including Lamperd's own products.

CURRENT BUSINESS

Following the effective date of the Share Exchange Agreement, our company commenced the business of developing and manufacturing civil defence equipment through Lamperd, our wholly-owned operating subsidiary. Lamperd has developed civil defence products that are designed as a less lethal alternative to conventional weapons. The Lamperd product line includes four launchers, five types of munitions and a variety of additional products including shields, protective devices and an assortment of training products.

The launchers consist of a hand held model called the Defender I, a longer version called the Defender II, a "revolving shotgun" launcher called the RSG-20 and the Military Peace Keeper, or MPK version, that combines lethal and less lethal technologies in one launcher. The launchers fire 5 rounds. The five types of munitions developed for use by Lamperd's launchers, as well as certain conventional weapons, consist of sock rounds, WASP synthetic rounds, distractionary rounds, liquid incapacitant rounds, and training rounds.

Lamperd's market is primarily comprised of military forces and law enforcement organizations in Canada and the United States. In Canada, Lamperd's products are primarily sold to distributors who distribute its products to end users on an exclusive basis. Lamperd has been granted a Canadian Business Firearms License, which allows the company to manufacture, repair, store, import, export and sell its proprietary products.

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Our products are sold in the United States through a network of distributors. Lamperd's munitions have been approved by the Joint Less-lethal Weapons program in the United States. The program was established in order to provide certain personnel with a variety of non-lethal weapons products. In furtherance of the marketing and sales of Lamperd's products, Lamperd has been assigned a NATO Commercial and Government Entity Code which enables it to sell military supplies to NATO member countries.

LAUNCHERS

Lamperd has developed four proprietary projectile launchers. Each of the launchers is compatible with Lamperd's line of proprietary less lethal munitions including the WASP composite rounds, sock rounds, training rounds, distractionary rounds and liquid incapacitant rounds. The three launchers fire 5 rounds. The ability of an operator to fire more than a single round provides greater security in hostile situations.

Defender I

The Defender 1 is Lamperd's standard launcher product. The launcher fires munitions from a cylinder that holds five rounds. The launcher is a compact and lightweight product that fires 20 guage rounds.

Defender II

The Defender II is a longer version than the Defender I and also fires munitions from a cylinder that holds 5 rounds. The launcher fires 20 guage rounds and has a longer barrel which provides for improved accuracy and greater effectiveness at longer ranges.

RSG-20

The RSG-20 is a "revolving shotgun" version developed for the United States market and designed to fire five 20 gauge cartridges.

Military Peace Keeper

The MPK version combines lethal and less lethal technologies in one launcher and fires five rounds. The launcher is lightweight and contains a laser system for increased accuracy.

MUNITIONS

Lamperd manufactures five types of proprietary munitions used by the launchers. Each of the munitions is made in 20 guage, 12 guage, 37mm and 40mm sizes. In addition, Lamperd's munitions are compatible with other 20 gauge, 12 gauge, 37mm and 40mm conventional weapons delivery systems. The munitions are designed to ensure the safety of the operator and incapacitate rather than kill an opponent.

WASP Composite Rounds

The WASP round is Lamperd's most technologically advanced product. The round consists of a projectile made from a rubber composite material that does not harden in colder climates and possesses energy dissipation attributes, resulting in a safer and more accurate projectile. The composite material allows it to be used in temperatures ranging from minus 50 degrees Celsius to 100 degrees Celsius. The chemical composition of the projectile dissipates energy upon impact, thus inflicting a level of force that is sufficient to temporarily incapacitate but not kill the intended opponent. The projectile is patent pending in Canada and the United States. The projectile was developed in partnership with the University of Western Ontario. The University of Western Ontario granted Lamperd an exclusive world-wide license to the technology pursuant to a license agreement dated January 30, 2005. The license agreement is effective for the term the patent rights are protected, subject to certain conditions. In consideration for the grant of license, Lamperd agreed to pay all out-of-pocket expenses incurred by the University of Western Ontario, assume responsibility for future patent prosecution and rights and pay the University a royalty commencing on April 1, 2006 of three percent of revenue directly attributable to the projectile. The royalty is

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subject to minimum royalty obligations of $5,000 per year for each of the second and third years following the entry into the License Agreement, $10,000 per year for the fourth to sixth years, and $20,000 thereafter.

Sock Rounds

The sock round fires a pouch or "beanbag" projectile filled with lead pellets. Each sock round contains a proprietary "tail" attached to the end of the round which stabilizes the round for increased accuracy. The composition of the projectile allows for the dissipation of energy upon impact which reduces the chances of injury of the intended target. The projectile is intended to be aimed at the abdomen and hits the intended target with sufficient force to knock the opponent down, but generally not enough to cause permanent injury.

Distractionary Rounds

The distractionary round is an alternative to conventional stun grenades and provides a bright flash combined with a 135 decibel noise, used to disorient and temporarily blind opponents without causing permanent damage. This product is an alternative to stun grenades that are traditionally used for the same purpose.

Liquid Incapacitant Rounds

Incapacitant rounds fire either a liquid or powder form of pepper spray designed to temporarily blind and incapacitate opponents without the need for officer contact. Firing the incapacitant rounds from a launcher provides greater safety to the operator and provides more range than traditional spray delivery methods.

Training Rounds

Training rounds are non-lethal munitions used by military and law enforcement organizations to carry out training exercises amongst themselves in preparation for hostile or combat situations.

Additional Products

Lamperd manufactures and distributes products in addition to launchers and munitions, including the Specialized Mobil Armed Robot Technology System or SMART System which combines the Defender launcher technology with an integrated human-robot interface control platform. The SMART System is designed to deliver less lethal, lethal and chemical weapon systems. Communication is facilitated by a 360 degree camera and a proprietary sighting system mounted to the robotic platform. The product can also be customized in accordance with the requirements of the end-user.

MARKET

The military and law enforcement organizations represent Lamperd's primary target markets. Corrections personnel, commercial airlines and private security firms and guard services represent potential secondary markets for its products. Our company intends to focus on the primary target markets and establish operations and revenues before pursuing secondary markets.

Law Enforcement Organizations

Federal, state and local law enforcement agencies in Canada and the United States currently represent the primary target market for our less lethal products. The law enforcement market is essentially comprised of regular forces, as well as special and tactical forces. Although both divisions can utilize Lamperd's products, our company has determined that the special and tactical operations market provides more potential for a company of our size and experience. The regular forces market is considerably larger in terms of demand, and is generally supplied by large established firms who offer both conventional and less lethal products. Our company intends to concentrate our efforts almost exclusively on special and tactical operations. After we have achieved market acceptance of our products in the special and tactical forces market, our company may then determine whether to actively pursue the regular forces market.

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In targeting special and tactical operations of law enforcement in the United States, our company intends to pursue law enforcement organizations that serve local populations of 250,000 people or more. Our company has determined not to pursue organizations who serve smaller communities because the need and budget for less lethal products in such communities is minimal. In Canada, however, law enforcement organizations tend to be national or regional, except in larger metropolitan centers. Municipalities with a population over 30,000 generally do not have their own police force but are controlled by larger forces such as the Royal Canadian Mounted Police in Canada. Our company has determined that every police officer in Canada represents a potential end user for our products.

To date, sales of Lamperd's products to law enforcement organizations include munitions, except for the WASP round, shields, service equipment and training gear accessories.

Military

Military forces in North American represent another key market for our less lethal products. The military forces, similar to law enforcement organizations, are composed of regular forces, as well as special and tactical operations. For the same reasons as the law enforcement market, our company intends on focussing on developing sales with the special and tactical divisions of the military before pursuing the regular forces market.

Too date, Lamperd's sales to military forces include munitions, except for the WASP round, shields, service equipment, training gear and accessories. No commercial sales of WASP rounds have been made due to Lamperd's past inability to produce such rounds in commercial quantities. However, Lamperd has received an order for 10,000 WASP rounds from ALS Technologies to supply the United States military forces to be used for evaluation purposes by the United States military's general forces.

Potential Secondary Markets

Although Lamperd has not yet targeted this market, the private security, corrections, and guard services market represents considerable potential demand for less lethal products. This market represents a broad range of individuals, including bodyguards, commercial and government building security guards and commercial money carrier employees.

Following the events of September 11, 2001, the United States commercial airline industry implemented security measures to protect its passengers and crew. Such measures included reinforcement of cockpit doors, increased airport security, and the testing of effective devices for storage and use on airlines. Although Lamperd has not pursued this market, it represents another potential niche market for its less lethal products.

SALES AND MARKETING STRATEGY

Overview

Lamperd has developed a line of less lethal products and now seeks to focus its efforts on the expansion of its operations. To achieve growth of operations, Lamperd plans to hire key employees and develop marketing materials to promote its product line. Additionally, Lamperd seek to concentrate its efforts on gaining the requisite approval to sell its products to the military and law enforcement organizations in the United States and on promoting retail sales and establishing distribution channels for its products. To facilitate growth, Lamperd intends to market its product line and continue the development of its comprehensive training program. In addition, Lamperd seeks to enhance and streamline its manufacturing infrastructure and efficiencies to support product demand.

Our priority is expanding our operations and creating awareness and demand for our less lethal products. Given the market demand, our primary objective in the short-to-medium terms is establishing our company as the primary supplier of less lethal products to the special and tactical forces of the military and law enforcement organizations in Canada and the United States. The broad geographic span of our target market and emphasis on development and expansion has resulted in our focus on developing distribution alliances and partnerships as the preferred means of business development. Our company intends to leverage external resources to minimize overhead and to seek

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market development by tapping into existing client pools of distributors and marketing partners. These arrangements may take the form of commercial agreements or joint ventures. While expanding our direct sales, we simultaneously intend to enter into non-exclusive distribution and marketing agreements with a number of partners in order to increase our market share.

Military forces and law enforcement organizations represent our primary target markets. In each of these markets, the decision to purchase our products is normally made by a committee of individuals. Depending upon the size and cost of the order, the decision may involve political decision-makers such as city council members, various levels of government and a host of military committees and organizations. The process by which such committees or organizations decide to purchase our products is a time consuming process. The approval process is also lengthened by the testing phase that an approving body or organization may require before final approval is granted. Although our company has focussed on the two specified markets, we anticipate that we will require significant time, money and resources to develop significant sales within such markets.

Our company estimates that Lamperd will spend approximately $5,000 on marketing and sales activities during Lamperd's 2005 fiscal year, excluding salaries for internal sales and marketing personnel. Our short term strategy involves establishing and selling products to Canada and the United States. Our long term strategy contemplates our expansion into the United Kingdom, continental Europe, South America, Australia and Africa.

North America Distribution

We intend to focus on selling our products through distributors. We have chosen our current distributors, and will select new distributors, based upon their reputation within the industry, credit worthiness, and their distribution network. We intend to maintain tight controls over our distributors to ensure that our standards are upheld.

In Canada, R. Nicholls Distributors Inc. is Lamperd's primary distributor for the military and law enforcement markets. This arrangement is non-exclusive and has not been formalized by a written agreement. R. Nicholls is the largest distributor of less lethal products in the country. It is the primary supplier of military products to the Canadian military and many of the largest law enforcement organizations in Canada. R. Nicholls and DIMACO, a division of Heroux-Devtek Inc., a publicly traded Canadian company with shares listed for trading on the Toronto Stock Exchange, both distribute our MPK launcher and munitions on a non-exclusive basis. DIMACO also has the right to sell these products to their clients internationally.

International Distribution

In the United States, Fox Labs International Inc. is the primary distributor of our entire product line. This arrangement is non-exclusive and has not been formalized by a written agreement.

Training Programs

Lamperd has established a comprehensive training program to assist its clients with the use of its products as well as a host of additional programs designed to train and educate participants in matters related to professional security training. Most law enforcement, military and corrections agencies will not purchase less lethal products until a training program is established in order to ensure that appropriate measures have been undertaken to properly train personnel in the use of such products. We currently provide training through personal instruction in respect of a wide range of classes for varying levels of experience. Our company has authorized qualified individuals to train participants at Lamperd's 15 acre training facility that it leases on an as needed basis for a daily fee.

Promotional Activities

Due to the specialized nature of less lethal products, we focus our promotional activities on specific trade shows and product demonstrations. In addition, we also promote our products to law enforcement organizations through specialty magazines. Advertising is primarily expensed by our distributors and our company expenses a negligible amount on advertising costs at this time.

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MANUFACTURING

We conduct manufacturing and assembly operations at our 10,000 square foot warehouse facility located in Sarnia, Ontario. Our component parts are manufactures to our specifications by a small number of subcontracts who ship the component parts to our facility for final assembly and testing. We can expand our production capabilities by adding additional personnel with negligible new investment in tooling and equipment. We estimate that our manufacture and warehouse facilities will serve our needs for approximately the next two years.

The WASP synthetic round is made from a proprietary rubber compound and is difficult to manufacture. The material causes high wear-rates on both tooling and machinery. There is a risk that subcontractors will refuse to produce the material, or raise the manufacturing costs to produce the material to such an extent so as to make it prohibitively expensive to purchase. Currently, the compound is produced by subcontractors, however, our company intends to acquire the infrastructure necessary to manufacture the WASP round in our facilities during our 2005 fiscal year. There can be no assurance, however, that we will acquire the financing necessary to purchase such equipment, and if purchased, that we would be successful in manufacturing the product in a cost-effective manner.

We believe there are readily available alternative suppliers in most cases who can consistently meet our needs for our components. We acquire most of our components on a purchase order basis and do not have long-term contracts with suppliers.

COMPETITION

The primary competitive factors in the demand for less lethal products by military forces and law enforcement organizations include a weapon's cost, effectiveness and ease of use. There are several established competitors offering less lethal products that directly complete with our company's products, some of which are substantially more established than our company. In addition, there are several small companies that are expected to launch similar products into the marketplace in the near future.

Taser International, Inc. and Armor Holdings, Inc. are two established companies offering similar products to our company. Armor Holdings offers impact weapons and pepper spray based products. The company also sells less lethal munitions for weapons such as the 12 guage and 40mm as well as a full line of distraction devices and chemical weapons. Such products are sold throughout the world. Taser International offers a line of devices that use compressed nitrogen to shoot small electrified probes up to a maximum distance of 25 feet. Our management, however, is not aware of any competitor doing business in our target market that offers an entire product line comparable to our products.

In addition to several large publicly traded companies, there are also several smaller privately held companies that our company completes with for market share, including ALS Technologies and MK Ballistic Systems.

ALS Technologies manufactures less lethal munitions that fit weapons from 12 gauge shotguns to 40mm grenade launchers. ALS Technologies produces a line of munitions for use in their own proprietary air launchers. The company sells through a network of seven distributors and have approximately 25 sales representatives in North America. MK Ballistic Systems sells less lethal munitions that are used in certain weapons, such as the 12 gauge and 37mm weapons and offers a line of distraction devices.

REGULATION

In Canada, our products are considered a firearm and are regulated under federal law. The federal government has granted Lamperd a Canadian Business Firearm License which permits Lamperd to manufacture, repair, store, import, export and sell its proprietary products.

The Defender Series of products are considered to be a "firearm" by the United States Bureau of Alcohol, Tobacco, Firearms and Explosives. Therefore, all firearms-related regulations apply to the sale and distribution of our devices within the United States.

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Foreign Regulation

Foreign regulations which may affect the sale of our products are numerous and unclear. We prefer to work with foreign distributors who are familiar with the applicable import regulations of their jurisdiction and who are in a position to acquire the necessary approvals to sell Lamperd's products in the specified jurisdictions.

RAW MATERIALS AND PRINCIPAL SUPPLIERS

The principal components of our products are readily available from a variety of sources. The prices for these components are subject to market forces largely beyond our control. The prices for these components have varied in the past and may vary significantly in the future. The WASP synthetic round is made from a proprietary rubber compound and is difficult to manufacture. The material causes high wear-rates on both tooling and machinery and, as a result, our company may have difficulty finding suppliers willing to manufacture and supply the WASP synthetic round.

COMPLIANCE WITH ENVIRONMENTAL LAWS

To our knowledge, neither the production nor the sale of our products constitute activities or generate materials, in a material manner, that require compliance with federal, state or local environmental laws in any jurisdiction of our operation.

RESEARCH AND DEVELOPMENT

Our company's research and development efforts are focussed on enhancing our less lethal products including: (i) periodic re-design of products and incorporation of new technologies to improve performance and manufacturability; (ii) design of new product lines for additional specialized applications; and (iii) expansion and adaption of existing products to accommodate the requirements of customer needs. Research and development efforts are conducted in-house.

INTELLECTUAL PROPERTY

We currently protect our intellectual property with a variety of trademarks and trade secrets. In Canada and the United States, Lamperd has applied for a patent of the underlying technology used in its WASP composite round, which patent is currently pending. The patent application was filed by the University of Western Ontario under United States Provisional Patent Application No. 60/507,491.

The following names are trademarks of Lamperd: Lamperd Less Lethal, Defender I, Defender II, Enforcer Suit I, Enforcer Suite II and Pinetree Law Enforcement.

Lamperd owns and operates the duly registered internet domain name: www.lamperdlesslethal.com. The information contained in Lamperd's website is not part of this current report.

EMPLOYEES

As of April 21, 2005, Lamperd had 10 full-time employees and no part-time employees. Of those employees, none are covered by collective bargaining agreements.

SUBSIDIARIES

The name of our wholly-owned subsidiary, its date of incorporation and the jurisdiction in which it is incorporated is as follows:

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Name	Jurisdiction	Date Incorporated
1476246 Ontario Limited	Ontario	November 22, 2001

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DESCRIPTION OF PROPERTY

Our principal executive offices are located at 1200 Michener Road, Sarnia, Ontario, Canada. The 10,000 square foot space is leased for $6,400 per month for a three year term that commenced on January 1, 2005. We believe that our principal office will be adequate for our needs for the next 2-3 years. In addition to our principal office, we periodically lease a 15 acre property which Lamperd utilizes as a training facility to hold our diverse training programs. The property is leased as required for a fluctuating daily fee.

RISK FACTORS

For purposes of this Risk Factors section, our company and Lamperd shall be collectively referred to as "we", "our" or the "company". In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any of the following risks occur, our business, operating results, liquidity and financial condition could be materially adversely affected. In such case, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We will require significant additional financing, the availability of which cannot be assured, and if our company is unable to obtain such financing, our business may fail.

Our business plan calls for significant expenses necessary to continue the development of our business and expand our position in the market. There is no assurance that actual cash requirements will not exceed our estimates. We may need to raise additional funds to:

- support our planned growth;

- develop or enhance new and existing products;

- increase our marketing efforts;

- acquire complementary businesses, products or technologies; and/or

- respond to competitive pressures or unanticipated requirements.

We have not yet achieved sustainable positive cash flows. As such, we will depend to a large extent on outside capital over the near-term to fund our capital needs. Such outside capital may be obtained from additional debt or equity financing. We do not currently have any arrangement for financing and there is no assurance that capital will be available to meet our operating costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to implement our business and growth strategies, respond to changing business or economic conditions, withstand adverse operating results, consummate desired acquisitions or compete effectively.

We operate in a highly-competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

Management is aware of similar products which compete directly with our products and some of the companies developing these products have significantly greater financial, technical and marketing resources, larger distribution networks, and generate greater revenue and have greater name recognition than us. These companies may develop products superior to those of our company. Such competition will potentially affect our chances of achieving profitability, and ultimately adversely affect our ability to continue as a going concern. Some of our competitors conduct more extensive promotional activities and offer lower prices to customers than we do, which could allow

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them to gain greater market share or prevent us from increasing our market share. In the future, we may need to decrease our prices if our competitors continue to lower their prices. Our competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. To be successful, we must carry out our business plan, establish and strengthen our brand awareness through marketing, effectively differentiate our product line from those of our competitors and build our distribution network. To achieve this we may have to substantially increase marketing and research and development in order to compete effectively. Such competition will potentially affect our chances of achieving profitability, and ultimately adversely affect our ability to continue as a going concern.

Rapid technological changes in our industry could render our products non-competitive or obsolete and consequently affect our ability to generate revenues.

Currently, we derive substantially all of our revenues from the sale of civil defence products and related products using less lethal alternatives to conventional weapons, including launchers and munitions. Such products are characterised and effected by rapid technological change, evolving industry standards and regulations and changing client preferences. Our success will depend, in significant part, upon our ability to make timely and cost-effective enhancements and additions to our technology and to introduce new products and services that meet customer demands. We expect new products and services to be developed and introduced by other companies that compete with our products and services. The proliferation of new and established companies offering less lethal alternative products may reduce demand for our particular products. There can be no assurance that we will be successful in responding to these or other technological changes, to evolving industry standards or regulations or to new products and services offered by our current and future competitors. In addition, we may not have access to sufficient capital for our research and development needs in order to develop new products and services.

We could lose our competitive advantages if we are not able to protect our proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends in part on our proprietary technology incorporated in our products. If any of our competitors copy or otherwise gain access to our proprietary technology or develop similar technologies independently, we would not be able to compete as effectively. We consider our technologies invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. The measures we take to protect our technologies, and other intellectual property rights, which presently are based upon registered trade marks in addition to trade secrets, may not be adequate to prevent their unauthorized use. Although we rely, in part, on contractual provisions to protect our trade secrets and proprietary know-how, there is no assurance that these agreements will not be breached, that we would have adequate remedies for any breach or that our trade secrets will not otherwise become known or be independently developed by competitors. Further, the laws of foreign countries may provide inadequate protection of intellectual property rights. We may need to bring legal claims to enforce or protect our intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and a diversion of corporate resources. In addition, notwithstanding any rights we have secured to our intellectual property, other persons may bring claims against us claiming that we have infringed on their intellectual property rights, including claims that our intellectual property rights are not valid. Adverse determinations in litigation in which we may become involved could subject us to significant liabilities to third parties, require us to grant licenses to or seek licenses from third parties and prevent us from manufacturing and selling our products. Any claims against us, with or without merit, could be time-consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our trademarks or require us to make changes to our technologies. Furthermore, we cannot assure you that any pending patent application made by us will result in an issued patent, or that, if a patent is issued, it will provide meaningful protection against competitors or competitor technologies.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely effected.

To continue our growth, we will need to recruit additional senior management personnel, including persons with financial and sales experience. In addition, we must hire, train and retain a significant number of other skilled personnel, including persons with experience in less lethal munitions engineering and manufacturing. We have

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encountered competition for these personnel. We may not be able to find or retain qualified personnel, which will have a material adverse impact on our business.

Our growth could be impaired if we are not able to develop and maintain the relationships we need to implement our international strategy.

Our growth will depend, in large part, on the success of our international distribution strategy. We have limited experience in marketing and selling our products outside of Canada and the United States. We will depend on partnerships and/or joint ventures in international markets to help us build our international operations and distribution networks. We will depend upon international partners to provide marketing and relationship building expertise, and a base of existing customers. If we are unable to develop and maintain these relationships, or to develop additional relationships in other countries, our ability to penetrate, and successfully compete in foreign markets will be adversely affected.

We intend to expand our business internationally, and therefore, we are subject to additional financial and regulatory risks.

Our current and future international operations are and will be subject to various risks, including: foreign import controls (which may be arbitrarily imposed and enforced and which could interrupt our supplies or prohibit customers from purchasing our products); exchange rate fluctuations; the necessity of obtaining government approvals for both new and continuing operations; and legal systems of decrees, laws, taxes, regulations, interpretations and court decisions that we are not familiar with. One component of our strategy is to expand our operations into selected international markets. Foreign countries in which we are actively marketing include the United States and we intend to commence marketing efforts in the United Kingdom in the near future. We, however, may be unable to execute our business model in this market or new markets. Further, foreign providers of competing products and services may have a substantial advantage over us in attracting consumers and businesses in their country due to earlier established businesses in that country, greater knowledge with respect to the cultural differences of consumers and businesses residing in that country and/or their focus on a single market. As a result, we expect to experience higher costs as a percentage of any revenues that we may generate in the future in connection with the development and maintenance of international sales. In pursuing our international expansion strategy, we face several additional risks, including:

- foreign laws and regulations, which may vary country by country, that may impact how we conduct our business;

- higher costs of doing business in foreign countries;

- potential adverse tax consequences if taxing authorities in different jurisdictions worldwide disagree with our interpretation of various tax laws or our determinations as to the income and expenses attributable to specific jurisdictions, which could result in our paying additional taxes, interest and penalties;

- technological differences that vary by marketplace, which we may not be able to support;

- longer payment cycles and foreign currency fluctuations; and

- economic downturns.

We propose to operate in areas where local government policies regarding foreign entities and the regulation of less lethal products are often uncertain. We cannot, therefore, be certain that we are in compliance with, or will be protected by, all relevant local laws and taxes at any given point in time. A subsequent determination that we failed to comply with relevant local laws and taxes could have a material adverse effect on our business, financial condition, results of operations and liquidity. One or more of these factors could adversely affect our future international operations and, consequently, could have a material adverse effect on our business, financial condition, results of operation and liquidity.

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Many of our customers have fluctuating budgets, which may cause substantial fluctuations in our results of operations.

The potential customers for our products may include federal, state, municipal, foreign and military, law enforcement and other governmental agencies. Government tax revenues and budgetary constraints, which fluctuate from time to time, can affect budgetary allocations from these customers. Many domestic and foreign government agencies have in the past experienced budget deficits that have led to decreased spending in defense, law enforcement and other military and security areas. Any future revenues that our company may generate may be subject to substantial periodic fluctuations because of these and other factors affecting military, law enforcement and other governmental spending. A reduction of funding for federal, state, municipal, foreign and other governmental agencies could have a material adverse effect on any future revenues that we may generate.

Our WASP synthetic round is difficult and costly to manufacture, and our company may not be able to find any subcontractors who will supply our company with this component.

The WASP synthetic round is made from a proprietary rubber compound and is difficult to manufacture. The material causes high wear-rates on both tooling and machinery. Currently, the compound is molded by subcontractors. It may be difficult, however, to find subcontractors willing to mold and supply this component. If we are unable to find subcontractors willing to manufacture and deliver the product, our revenues will be reduced.

RISKS RELATED TO OUR INDUSTRY

The products we sell are inherently risky and could give rise to product liability and other claims.

The products that we manufacture are typically used in applications and situations that involve a high level of risk of personal injury. Failure to use our products for their intended purposes, failure to use or care for them properly, or their malfunction, or, in some limited circumstances, even correct use of our products, could result in serious bodily injury or death. Given this potential risk of injury, proper maintenance of our products is critical. Our products consist of less lethal products such as launchers, munitions, pepper sprays and distraction devices. The manufacture and sale of less-lethal products may be the subject of product liability claims arising from the design, manufacture or sale of such goods. If these claims are decided against our company and we are founds liable, we may be required to pay substantial damages and our insurance costs, if any, may increase significantly as a result. Also, a significant or extended lawsuit could also divert significant amounts of management's time and energy. We cannot assure you that our insurance coverage, if any, would be sufficient to cover the payment of any potential claim. In addition, we cannot assure you that this or any other insurance coverage will continue to be available or, if available, that we will be able to obtain it at a reasonable cost. Any material uninsured loss could have a material adverse effect on our business, financial condition and results of operations.

We are subject to extensive government regulation, and our failure or inability to comply with these regulations could materially restrict our operations and subject us to substantial penalties.

We are subject to many requirements with respect to the sale in foreign and/or domestic countries of certain of our products. In addition, we are obligated to comply with a variety of federal, state and local regulations, both domestically and abroad, governing certain aspects of our operations and workplace. The inability of our company to comply with such regulations may limit our operations and subject us to substantial penalties and fines.

RISKS RELATED TO OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations,

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including our ability to develop new products and continue our current operations. If the stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations. We believe the following factors could cause the market price of our common stock to continue to fluctuate widely and could cause our common stock to trade at a price below the price at which you purchase your shares:

- actual or anticipated variations in our quarterly operating results;

- announcements of new services, products, acquisitions or strategic relationships by us or our competitors;

- trends or conditions in the less lethal products industry;

- changes in accounting treatments or principles;

- changes in earnings estimates by securities analysts and in analyst recommendations;

- changes in market valuations of other less lethal product companies; and

- general political, economic, regulatory and market conditions.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, could materially adversely affect the market price of our common stock.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our certificate of incorporation authorizes the issuance of 1,000,000,000 shares of common stock. Our board of directors has the authority to issue additional shares up to the authorized capital stated in the certificate of incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of our corporation.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

There is currently a limited market for our common stock, which trades through the Over-the-Counter Bulletin Board quotation system. Trading of stock through the Over-the-Counter Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in the stock, in which case it could be difficult for shareholders to sell their stock.

Trading of our stock may be restricted by the Securities and Exchange Commission's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these

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rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of, our common stock.

The National Association of Securities Dealers Inc., or NASD, has adopted sales practice requirements, which may limit a stockholder's ability to buy and sell our shares.

In addition to the "penny stock" rules described above, the NASD has adopted rules requiring that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit our shareholders' ability to buy and sell our stock and which may have an adverse effect on the market for our shares.

Most of our assets and a majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Although we are organized under the laws of the State of Nevada, our principal executive office is located in Sarnia, Ontario, Canada. Outside the United States, it may be difficult for investors to enforce judgments against us obtained in the United States in any such actions, including actions predicated upon civil liability provisions of federal securities laws. In addition, some of our officers and directors reside outside the United States, and a majority of the assets of these persons and our assets are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against us or such persons judgments predicated upon the liability provisions of the United States securities laws. There is substantial doubt as to the enforceability against us or any of our directors and officers located outside the United States in original actions or in actions of enforcement of judgments of United States courts or liabilities predicated on the civil liability provisions of United States federal securities laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of May 9, 2005, following the consummation of the acquisition of Lamperd, certain information with respect to the beneficial ownership of our company's common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.

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Name and Address of Beneficial Owner	Position Held	Amount and Nature of Beneficial Owner	Percent of Class (1)
Barry Lamperd 1041 Brimwood Crescent, Sarnia, Ontario N7S 5E8	President, Chief Executive Officer and Director	5,980,000	11.8%

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D'Arcy David William Bell 1280 Marcin Road, Sarnia, Ontario N7V 3J9	Vice-President	5,980,000	11.8%
Dominic DiCarlo 1981 Rainbow Trail, Sarnia, Ontario N7T 7H6	Vice-President and Director	2,990,000	5.9%
Ernie Taglione 2155 Huron Shores Drive Sarnia, Ontario N7V 3J9		2,990,000	5.9%
Bruce Strebinger 338 North Dollarton Highway, North Vancouver, B.C. V7G 1N1		2,990,000	5.9%
Mercer Investments Inc. 1610 Wesbrook Crescent Vancouver, B.C. V6T 1W1		2,990,000	5.9%
Higgs Investment Group Inc. Chancery Court Building 1st Floor, Leeward Highway, P.O. Box 756, Providenciales, Turks and Caicos Islands		4,500,000 (2)	8.4%
Directors and Executive Officers as a Group		14,950,000	29.6%

(1) Based on 50,500,000 shares of common stock issued and outstanding as of May 9, 2005. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) The securities held by Higgs Investment Group were issued pursuant to a Subscription Agreement dated April 14, 2005, between our company and Higgs Investment Group. Pursuant to the terms of the Subscription Agreement, Higgs Investment Group was issued 1,500,000 units in a private placement, each unit consisting of one common share in the capital of our company and two common share purchase warrants. Each share purchase warrant is immediately exercisable and entitles Higgs Investment Group to purchase one share of our common stock for a period of 24 months commencing from April 14, 2005 at a price per share of US$1.25 for the first twelve months following April 14, 2005, and a price per share of US$1.40 thereafter.

MANAGEMENT

Directors and Executive Officers, Promoters and Control Persons

The following individuals serve as the directors and executive officers of our company and the executive officers of our operating subsidiary. All directors of our company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors, executive officers and the executive officers of our operating subsidiary, as well as the positions held, age, date and duration of appointment for such persons are as follows:

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Name	Position Held with our Company and/or our Operating Subsidiary and Date of Appointment	Age
Barry Lamperd	President of our company appointed on April 14, 2005 Director of our company appointed on April 30, 2005 President of Lamperd appointed on February 17, 2005	57
D'Arcy David William Bell	Vice-President of our company appointed on April 14, 2005 Vice President of Lamperd appointed on February 17, 2005	51
Dominic Dicarlo	Vice-President of our company appointed on April 14, 2005 Director of our company appointed on April 30, 2005 Vice President of Lamperd appointed on February 17, 2005	56
Terry Smith	Director of our company appointed on April 30, 2005	52
Edward Ferguson	Director of our company appointed on April 30, 2005	58
Alexander Purvis Glen	Director of our company appointed on April 30, 2005	58

Business Experience

The following is a brief account of the education and business experience of the current directors and executive officers of our company as well as the executive officers of our operating subsidiary during at least the past five years, indicating the person's principal occupation during the period, and the name and principal business of the organization by which he was employed.

BARRY LAMPERD

Barry Lamperd is currently the president and a director of our company and the president of Lamperd. In 1989, Mr. Lamperd started Pine Tree Law Enforcement Products, a company focussed on the design, production and manufacture of products for a variety of uses by law enforcement, military and corrections personnel. In January of 2005, Pine Tree Law Enforcement Products was acquired by Lamperd. Upon the acquisition, Mr. Lamperd was appointed president of Lamperd and currently supervises product research and development of the company. Mr. Lamperd is a member of the Police and Military Advisory Board, an organization that sets the training standards for police and military personnel in Canada.

D'ARCY DAVID WILLIAM BELL

D'Arcy David William Bell is currently the vice-president of our company and Lamperd. Mr. Bell is a partner with the law firm George Murray Shipley Bell LLP where he has a diverse practice including corporate commercial law. Mr. Bell graduated with a Bachelor of Laws from the University of Windsor.

DOMINIC DICARLO

Dominic DiCarlo is currently the vice-president and a director of our company and the vice-president of Lamperd. Mr. DiCarlo is the president of T.R.E.L. Of Sarnia Limited, a machine shop. Mr. DiCarlo graduated from Fanshaw College of London, Ontario in 1969.

TERRY SMITH

Terry Smith is a director of our company. Terry Smith is the program manager for Monadnock Lifetime Products, Inc., a wholly-owned subsidiary of Armor Holdings, Inc. Armor Holdings, Inc. is a diversified manufacturer of branded products for the military, law enforcement organizations and personnel safety markets and is listed on the New York Stock Exchange. Mr. Smith's duties include the development of curriculum courseware for the Monadnock Defensive Tactics System, Monadnock Expandable Baton and the PR-24-inch side-handle control baton

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certification programs. Prior to becoming program manager of Monadnock Lifetime Products, Inc., Mr. Smith had a career with the Marion County Sheriff's Department in Indianapolis, Indiana where he was deputy sheriff and a senior training instructor. Mr. Smith holds a Bachelor of Science degree from Indiana University.

EDWARD FERGUSON

Edward Ferguson is a director of our company. Mr. Ferguson is a United States Navy combat veteran. Between 1990 and 1993, Mr. Ferguson independently owned and operated E.L.F., an advertising and marketing company. Since 1993, Mr. Ferguson has been associated with Fox Labs International Inc., and in 1997, Mr. Ferguson became the president and 50% shareholder of Fox Labs International Inc.

ALEXANDER PURVIS GLEN

Alexander Purvis Glen is a director of our company. From 1966 to 1991, Mr. Glen carried out a career with the Royal Canadian Mounted Police. In addition to his formal training obtained during his career with the Royal Canadian Mounted Police, Mr. Glen was promoted to Non-Commissioned Officer in charge of tactical operations for the Royal Canadian Mounted Police Special Emergency Response Team where he was responsible for counter terrorist and hostage rescue operations for Canada until it was replaced by the Canadian military's Joint Task Force 2. As a Non-Commissioned Officer, Mr. Glen developed and organized tactical operations programs for the Emergency Response Team, and developed less lethal equipment, firearms policy, firearms programs and body armor selection. During this period, Mr. Glen received formal terrorist tactical training from: the British Special Air Services, Britain's counter terrorist force; the German Federal Border Group 9, Germany's counter terrorist group GSG9; and the Federal Bureau of Investigations Hostage Rescue Team. Following his career with the Royal Canadian Mounted Police, Mr. Glen became employed by R. Nicholls Distributors Inc., a private Canadian corporation, where he markets tactical and less lethal products. Currently, Mr. Glen is a director of R. Nicholls Distributors Inc.

Committees of the Board

The board of directors of our company held no formal meetings during the year ended December 31, 2004. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada General Corporate Law and the By-laws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors do not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to the president, Barry Lamperd, at the address appearing on the first page of this current report.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as

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"independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committees because the company believes that the functions of an audit committees can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact the we have not generated any revenues from operations to date.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. We are not aware of any director, executive officer or beneficial owner of more than 10% of the outstanding common stock who or which has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of our 2004 fiscal year and interim period to the date of this report, except Initial Statements of Beneficial Ownership of Securities on Form 3 that were not timely filed upon the appointment of Barry Lamperd, D'Arcy David William Bell, Dominic DiCarlo, Terry Smith, Edward Ferguson and Alexander Purvis Glen as directors on April 30, 2005. Barry Lamperd, D'Arcy David William Bell and Dominic DiCarlo corrected this omission by filing a Form 3 with the Securities and Exchange Commission on May 10, 2005, but as of the date of this current report on Form 8-K, Terry Smith, Edward Ferguson and Alexander Purvis Glen had not corrected this omission by filing a Form 3.

EXECUTIVE COMPENSATION

No executive officer of our company received annual salary and bonus in excess of $100,000 for the years ended December 31, 2004, 2003 and 2002. For the years ended December 31, 2004 and 2003, we did not pay any salaries or bonuses to any of our executive officers. As of the date of this current report, we have no compensatory plan or arrangement with respect to any officer that results or will result in the payment of compensation in any form from the resignation, retirement or any other termination of employment of such officer's employment with our company, from a change in control of our company or a change in such officer's responsibilities following a change in control.

There were no executive officers of Lamperd serving as of May 9, 2005, and no executive officers who served as such during the 2004, 2003 and 2002 fiscal years whose total salary and bonus exceeded $100,000 per year. Lamperd does not maintain, and did not maintain at any time during its 2004 fiscal year, any long-term compensation plans. As such, there were no long-term compensation plan awards or payouts to any Lamperd executive officers during Lamperd's 2004, 2003 and 2002 fiscal years.

Employment / Consulting Agreements

Our company has not entered into any employment or consulting agreements with our executive officers.

There are no compensatory plans or arrangements with any executive officer of our company or our subsidiary for payments to be made to an executive officer following the retirement, resignation or termination of any executive officer's employment with our company or our subsidiary.

Stock Option Plan

Currently, our company does not have a stock option plan in favor of any director, officer, consultant or employee of our company.

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Stock Options / SAR Grants

There were no grants of stock options or stock appreciation rights made during the fiscal years ended December 31, 2004 and December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

There were no options exercised during the fiscal year ended December 31, 2004 by any officer or director of our company.

Director's Compensation

Directors may be paid their expenses for attending each meeting of the directors and may be paid a fixed sum for attendance at each meeting of the directors or a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for the service. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Lamperd, our wholly-owned operating subsidiary, reimburses its director's expenses incurred in connection with attending board meetings but does not pay director's fees or other cash compensation for services rendered as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Family Relationships

None of the directors or officers of our company are related by blood or marriage.

Related Party Transactions

Other than as described below, we have not been a party to any transaction, proposed transaction, or series of transactions during the last two years in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest:

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1.

T.R.E.L. Of Sarnia Limited is the primary subcontractor of parts for our launcher systems and is owned by Dominic DiCarlo. Dominic DiCarlo is a principal shareholder of our company, vice-president of our company and Lamperd, and a director of our company.

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2.	Fox Labs International Inc. is a distributor of our product line in the United States. Edward Ferguson, a director of our company, is the president and 50% shareholder of Fox Labs International.

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3.

R. Nicholls Distributors Inc. is a distributor of our product line in Canada. Additionally, R. Nicholls Distributors also distributes the MPK launcher and all of our other products on a non-exclusive basis. Alexander Purvis Glen, a director of our company, is also a director of R. Nicholls Distributors.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or our subsidiary or any associate or affiliate of our company or subsidiary during the last two years, is or has been indebted to our company or subsidiary by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

DIVIDENDS

We have not paid dividends on our common stock in the past and do not anticipate paying dividends in the near future. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends. Our directors will determine if and when dividends should be declared and paid in the future based on our financial

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position at the relevant time. All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

LEGAL PROCEEDINGS

We know of no material, active, or pending legal proceeding against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our company's directors, proposed directors, officers, or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company's interest.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the closing of the Share Exchange Agreement on April 21, 2005, and effective as of April 14, 2005, our company issued 26,000,000 shares of our common stock to the former shareholders of Lamperd. The shares of our common stock issued to the shareholders of Lamperd were issued in reliance upon an exemption from registration in an offering of securities in an offshore transaction to persons who are not United States persons pursuant to Regulation S under the United States Securities Act of 1933, as amended.

Additionally, in connection with the closing of the Share Exchange Agreement on April 21, 2005, and effective as of April 14, 2005, our company issued 1,500,000 units to Higgs Investment Group pursuant to a private placement under a Subscription Agreement dated April 14, 2005, between our company and Higgs Investment Group. Each unit consists of one common share in the capital of our company and two common share purchase warrants. Each common share purchase warrant is immediately exercisable and entitles Higgs Investment Group to purchase one share of our common stock for a period of 24 months commencing from April 14, 2005 at a price per share of US$1.25 for the next twelve months following April 14, 2005, and a price per share of US$1.40 thereafter. The units issued to Higgs Investment Group were issued in reliance upon an exemption from registration in an offering of securities in an offshore transaction to persons who are not United States persons pursuant to Regulation S under the United States Securities Act of 1933, as amended.

Item 5.01 Changes in Control of Registrant.

Upon the close of the Share Exchange Agreement on April 14, 2005, we issued an aggregate of 26,000,000 shares of common stock to the shareholders of Lamperd to acquire all 100,000,000 issued and outstanding common shares of Lamperd, on the basis of one share of our company's common stock for every 3.8461538 common shares of Lamperd. The issuance was a result of the closing of a Share Exchange Agreement which occurred on April 21, 2005, effective as of April 14, 2005, among our company, Lamperd, Patrick Ward, Hani Zabaneh and the shareholders of Lamperd as set out in the Share Exchange Agreement. As a result of the share exchange, the former shareholders of Lamperd own 26,000,000 shares of our company's common stock, representing approximately 51.5% of the issued and outstanding shares of our company, and as such, represents a change of control of our company.

As part of the change in control and pursuant to the terms of the Share Exchange Agreement, Terry Smith, Edward Ferguson, Barry Lamperd, Alexander Purvis Glen and Dominic DiCarlo were appointed to our board of directors on April 30, 2005, being ten days after a Schedule 14F Information Statement was mailed out to our shareholders of record as of April 1, 2005 on April 20, 2005. On April 30, 2005, the new directors were appointed in compliance with Section 14(f) of the United States Securities of 1934, as amended, and Rule 14(f)-1 thereunder.

Barry Lamperd, president of our company as of April 14, 2005, and a director of our company as of April 30, 2005, received 5,980,000 shares of our common stock pursuant to the share exchange upon the closing of the Share Exchange Agreement. The 5,980,000 shares represent approximately 11.8% of our current issued and outstanding shares. D'Arcy David William Bell, vice-president of our company as of April 14, 2005, received 5,980,000 shares of our common stock pursuant to the share exchange upon the closing of the Share Exchange Agreement. The 5,980,000 shares represent approximately 11.8% of our current issued and outstanding shares. Dominic DiCarlo, a vice-president of our company as of April 14, 2005, and a director of our company as of April 30, 2005, received 2,990,000 shares of our common stock pursuant to the share exchange upon the closing of the Share Exchange Agreement. The 2,990,000 shares represent approximately 5.9% of our current issued and outstanding shares.

>

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Barry Lamperd was appointed as president of our company as of April 14, 2005. A description of Mr. Lamperd's business experience over the past five years can be found in Item 2.01 above. Mr. Lamperd has not had a direct or indirect material interest in any transaction during the last two years, or proposed transaction, to which our company was or is to be a party. Mr. Lamperd has executed an employment agreement with Lamperd, our wholly-owned subsidiary.

D'Arcy William Bell and Dominic DiCarlo were appointed vice-presidents of our company as of April 14, 2005. A description of their respective business experience over the past five years can be found in Item 2.01 above.

Pursuant to the terms of the Share Exchange Agreement, Barry Lamperd, Terry Smith, Edward Ferguson, Alexander Purvis Glen and Dominic DiCarlo were appointed as directors of our company on April 30, 2005, being the effective date of the 14F Information Statement that was mailed out to our shareholders on April 20, 2005. There were no arrangements or understandings between any of the directors and any other persons pursuant to which such individuals were selected as directors. None of the directors have been named to any committees of our company, and no definitive arrangements have been made regarding committees of our company to which any of the directors is expected to be named. Apart from the share exchange contemplated under the Share Exchange Agreement, none of the directors have had a direct or indirect material interest in any transaction during the last two years, or proposed transaction, to which our company was or is to be a party.

As of April 14, 2005, Hani Zabaneh resigned as president, secretary and treasurer of our company after which Barry Lamperd was unanimously appointed president and D'Arcy William Bell and Dominic Dicarlo were appointed vice-presidents of our company. Hani Zabaneh resigned as director of our company on April 30, 2005 after the appointment of the new board and the effectiveness of the 14F Information Statement. There were no disagreements among Hani Zabaneh, our company or our company's current directors regarding the resignation of Mr. Zabaneh as our former president, secretary, treasurer and director.

Item 9.01 Financial Statements and Exhibits.

The following financial statements are included in this current report:

Annual Financial Statements of 1476246 Ontario Limited for the Years Ended December 31, 2003 and December 31, 2004 (Audited) and for the Three Month Period Ended March 31, 2005 .

Pro Forma Consolidated Financial Statements of 1476246 Ontario Limited and Lamperd Less Lethal Inc. for the Year Ended December 31, 2004 (Unaudited)

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EXHIBITS

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-B:

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Exhibit Number	Description
2.1

Share Exchange Agreement dated March 24, 2005, among Lamperd Less Lethal Inc., under its former name Sinewire Networks Inc., 1476246 Ontario Limited, Patrick Ward, Hani Zabaneh and the Selling Shareholders.(1)

10.1	Employment Agreement dated January 1, 2005 between 1476246 Ontario Limited and Barry Lamperd (2)
10.2	Addendum to Employment Agreement made January 1, 2005 between 1476246 Ontario Limited and Barry Lamperd (2)
10.3	Asset Transfer Agreement dated January 1, 2005 between 1476246 Ontario Limited and Pinetree Law Enforcement Products Ltd. (2)
10.4	License Agreement dated January 20, 2005 between 1476246 Ontario Limited and The University of Western Ontario (2)
10.5	Voting Agreement dated March 1, 2005 between Barry Lamperd, D'Arcy Bell, Dominic DiCarlo, Bruce Strebinger, Mercer Investments Inc. and 1476246 Ontario Limited (2)
10.6	Consulting Agreement dated April 23, 2005 between 1476246 Ontario Limited and Dominic DiCarlo (2)
10.7	Consulting Agreement dated April 23, 2005 between 1476246 Ontario Limited and 1476232 Ontario Limited (2)

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(1)	Incorporated by reference from our Current Report on Form 8-K filed on March 31, 2005.
(2)	Incorporated by reference from our Current Report on Form 8-K filed on May 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

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/s/ Barry Lamperd

Barry Lamperd

President

Date: July 15 , 2005

1476246 ONTARIO LIMITED

UNAUDITED INTERIM FINANCIAL STATEMENTS

MARCH 31, 2005

1476246 ONTARIO LIMITED

UNAUDITED INTERIM BALANCE SHEET

ASSETS

As at                                                                                                    March 31,December 31,

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2 0 0 5	2 0 0 4

Current assets

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Cash and cash equivalents	$22,340	$-
Short-term investments (note 3)	56,900
Accounts receivable	23,881
Inventory (note 4)	61,510
Prepaid expenses and deposits (note 5)	15,667

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Total current assets	180,298

>
Property, plant and equipment (note 6)	61,551

>
Other assets (note 7)	81,784

>
Total Assets	$323,633	$	nil

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

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Bank indebtedness	$-	$964
Accounts payable (note 11)	44,903
Taxes payable	3,375
Due to related parties (note 11)	102,740
Note payable (note 16)	305,132

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Total liabilities	456,150	964

Contingencies and commitments (note 10)

Stockholders' equity

>
Capital stock (note 8)
Authorized unlimited common shares with no par value
Issued 100,000,000 common shares	$140	$40

>
Deficit	(132,657)	(1,004)

>
Total stockholders' equity	(132,517)	(964)

>
Total liabilities and stockholders' equity	$323,633	$	nil

                                                           (See accompanying notes.)

1476246 ONTARIO LIMITED

UNAUDITED INTERIM STATEMENT OF RETAINED EARNINGS (DEFICIT)

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For the Three Month Period Ended March 31,	2 0 0 5	2 0 0 4

>
Deficit, beginning of period	$(1,004)	$	nil

>
Net loss	(131,653)

>
Deficit, end of period	$(132,657)	$	nil

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(See accompanying notes.)

1476246 ONTARIO LIMITED

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Item 1.	UNAUDITED INTERIM STATEMENT OF OPERATIONS

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For the Three Month Period Ended March 31,	2 0 0 5	2 0 0 4

Revenue

>
Product sales	$46,987	$
Miscellaneous revenue	165

>
Total revenue	47,152	nil

>
Cost of goods sold	60,072	nil

>
Gross loss	(12,920)	nil

Expenses

>
Selling, general and administrative	118,790	nil

>
Loss from operations	(131,710)	nil

>
Interest and other income	57

>
Net loss	$(131,653)	$	nil

>
Loss per share (note 17)	$(0.0016)	$	nil

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Weighted average number of common shares (note 17)	81,111,867	4,000

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(See accompanying notes.)

1476246 ONTARIO LIMITED

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Item 2.	UNAUDITED INTERIM STATEMENT OF CASH FLOWS

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For the Three Month Period Ended March 31	2 0 0 5	2 0 0 4

Cash flows provided by operating activities

>
Net loss	$(131,653)	$-

>
Change in non-cash operating assets and liabilities

>
Increase in accounts receivable	(23,881)
Increase in inventory	(61,510)
Increase in taxes payable	3,375
Increase in prepaid, deposits and sundry receivables	(15,667)
Increase in accounts payable and accrued liabilities	44,903

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(184,433)

Investing activities

>
Increase in short-term investment	(56,900)
Additions to property, plant and equipment	(61,551)
Increase in other assets	(81,784)
Advances from (to) related parties	102,740

>
(97,495)

Financing activities

>
Increase (decrease) in bank indebtedness	(964)
Issuance of note payable	305,132
Issuance of common stock	100

>
304,268

>
Change in cash and cash equivalents	22,340	nil

>
Cash and cash equivalents, beginning of period	nil	40

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Cash and cash equivalents, ending of period	$22,340	$40

                                                             (See accompanying notes.)

1476246 ONTARIO LIMITED

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

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1.	Description of Business

1476246 Ontario Limited ("1476246" or "Company") was incorporated on November 22, 2001 under the laws of Ontario. The company did not operate from the period of November 22, 2001 until December 31, 2004. Therefore there are no comparative figures on the financial statements.

On January 1, 2005, 1476246 purchased the business assets of Pinetree Law Enforcement Products of Canada Limited (Pinetree). The assets included equipment, inventory, receivables, stock in trade, intellectual property, licences, agreements, and trademarks.

Subsequent to January 1, 2005, 1476246 was involved in the creation, production, testing and sale of less lethal police and military civil defence products, protective gear and accessories.

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2.	Summary of Significant Accounting Policies AND BASIS OF PRESENTATION

These interim financial statements should be read in conjunction with the financial statements for the Company's most recently completed year ended December 31, 2004. They do not include all the disclosures required in annual financial statements but rather are prepared in accordance with recommendations for interim financial statements in conformity with United States general accepted accounting principles. These statements have been prepared using the same accounting policies, and methods as those used by the Company in the annual financial statements at the December 31, 2004 accounts and the year then ended.

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(a)	CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and all highly liquid investments purchased with an original or remaining maturity of three months or less at the date of purchase or are otherwise highly liquid. Substantially all cash and cash equivalents are under the custodianship of one major Canadian financial institution.

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(b)	SHORT-TERM INVESTMENTS

Short-term investments are stated at cost, which approximates market value, and have a term to maturity exceeding three months but less than one year.

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(c)	REVENUE RECOGNITION

Sales are recognized when legal title to the goods has been passed to the customer and collection is reasonably assured. Other amounts received in excess of revenue recognized are recorded as deferred income.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (continued)
(d)	INVENTORIES

Inventories are valued at the lower of cost and net realizable value with cost being substantially determined on a first-in, first-out basis.

(e)

1476246 ONTARIO LIMITED

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Amortization is being provided for on a straight-line basis over the estimated useful life of the assets. The Company periodically compares the carrying value of property, plant and equipment to their net realizable values and charges income with any impairment to net assets. The estimated useful lives of the assets are as follows:

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	Computer, office, and protective and demonstration equipment	4 years
	Manufacturing equipment	10 years
	Leasehold improvements	over the term of the lease
(f)	OTHER ASSETS

Amortization of certain other assets is being provided for on the straight-line basis over the estimated useful life of the assets, as noted below.

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	Trademarks and copyrights	5 years
	Licenses	17 years
(g)	USE OF ESTIMATES

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

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(h)	INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities and net operating loss and credit carry forwards, using enacted tax rates in effect for the

1476246 ONTARIO LIMITED

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (continued)

year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. A provision for income tax expense is recognized for income taxes payable for the current period, plus the net changes in deferred tax amounts.

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(i)	TRANSLATION OF FOREIGN CURRENCIES

In accordance with SFAS No.52, "Foreign Currency Translation", the financial statements of certain affiliates of the Company are measured using local currency (Canadian dollar) as the functional currency. Assets and liabilities have been translated at current exchange rates and related revenue and expenses have been translated at average monthly exchange rates. Gains and losses resulting from the translation of affiliates' financial statements are included as a Separate component of shareholders' equity.

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(j)	RESEARCH AND DEVELOPMENT

Research costs and development costs are expensed as incurred.

Approved government tax credits are recorded as a reduction of the related expense or cost of the asset acquired. The benefits are recognized when the Company has complied with the terms and conditions of the approved grant program or applicable tax legislation.

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(k)	GOODWILL

Goodwill represents the excess of the cost of the acquisition of assets from Pinetree Law Enforcement Products of Canada Limited over the fair value of the identifiable assets on January 1, 2005. If the company determines that there is permanent impairment in the value of the unamortized portion of the goodwill, as future earnings will not be realized as projected, an appropriate amount of the unamortized balance of goodwill will be charged to income as an impairment charge at that time.

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(l)	COSTS OF RAISING CAPITAL

Incremental costs incurred in respect of raising capital are charged against equity proceeds raised

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(m)	RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46") Consolidation of Variable Interest Entities, which addresses the consolidation of variable interest entities ("VIEs") by business enterprises that are the primary beneficiaries. A VIE is

1476246 ONTARIO LIMITED

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (continued)

an entity that does not have sufficient equity investment at risk to permit it to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest. The primary beneficiary of a VIE is the enterprise that has the majority of the risks or rewards associated with the VIE. In December 2003, the FASB issued a revision to FIN 46, Interpretation No. 46R ("FIN 46R"), to clarify some of the provisions of FIN 46, and to defer certain entities from adopting until the end of the first interim or annual reporting period ending after March 15, 2004. Application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application for all other types of VIEs is required in financial statements for periods ending after March 15, 2004. We believe we have no arrangements that would require the application of FIN 46R. We have no material off-balance sheet arrangements. In April 2003, the Financial Accounting Standards Board ("FASB") issued SFAS 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This statement improves and clarifies financial reporting for derivative instruments and hedging activities under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities". Management does not expect that the adoption of SFAS 149 will have a material effect on the Company's operations or financial position.

In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (the "Statement"). The Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement is generally effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement had no effect on the Company's consolidated financial statements.

In December 2004, the Financial Accounting Standard Boards ("FASB") issues Statements No. 123 (R), Share - Based Payments which will require compensation costs related to share based payment transactions to be recognized in the financial statements. As permitted by the predecessor Statement No. 123, we do not recognize compensation expense with respect to stock options we have issued because the option price was no greater than the market price at the time the option was issued. Statement 123(R) will be effective for us in our fiscal quarter beginning January 1, 2006. We have not completed an evaluation of the impact of Adopting Statements 123 (R).

1476246 ONTARIO LIMITED

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (continued)

In November 2004, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on Issue 03 -13, "Applying the Conditions in Paragraph 42 of FASB Statement No 144, "Accounting for the Impairment or Disposal of Long Lived Assets," in Determining Whether to Report Discontinued Operations". The adoption of the new pronouncements will not have a material impact on our financial position or results of operations.

In November 2004, the FASB issued Statement No. 151 Inventory costs, an amendment of ARB No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current period charges, and that fixed production overheads should be allocated to inventory based on normal capacity of production facilities. Statement No. 151 will be effective for our fiscal year beginning January 1,2006, and its adoption will not have a material impact on our financial position or Results of operations.

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3.	SHORT-TERM INVESTMENTS

The short-term investment consists of a cashable guaranteed investment certificate ("GIC"). The GIC matures February 27, 2006 and has an annual interest rate of 2.45%.

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4.	INVENTORIES
		Mar. 31	Dec. 31
		2 0 0 5	2 0 0 4

>
Raw materials	$48,027	$-
Work in progress	13,483	-
Finished goods	-	-
	$61,510	$-

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5.	PREPAID EXPENSES AND DEPOSITS
		Mar. 31	Dec. 31
		2 0 0 5	2 0 0 4

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Prepaid operating expenses	$4,919	$-
Rent deposits	6,400	-
Lease deposits	4,348	-
	$15,667	$-

1476246 ONTARIO LIMITED

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

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6.	PROPERTY, PLANT AND EQUIPMENT

Dec. 31,

>
	March 31, 2005		2004
		Accum.	Net Book	Net Book
Cost	Amort.	Value	Value

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Office equipment	$ 13,800	$862	$12,938	$-
Manufacturing equipment	16,837	421	16,416	-
Protective and demonstration equipment	25,000	1,563	23,437	-
Computer equipment	1,000	63	937	-
Leasehold improvements	8,534	711	7,823	-
$ 65,171		$3,620	$61,551	$-

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7.	OTHER ASSETS
Dec. 31,
			March 31, 2005			2004
				Accum.	Net Book	Net Book
		Cost	Amort.	Value	Value

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Licences	$22,121	$325	$21,796	$-
Trademarks and copyrights	1	-	1	-
Goodwill	59,987	nil	59,987	-
	$82,109	$325	$81,784	$-

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8.	CAPITAL STOCK

During the current quarter, the Company issued an additional 99,996,000 common shares from treasury to existing shareholders. The price per issued share was $0.000001.

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9.	REVENUES

Revenues for the quarter ended March 31, 2005 include $16,169 (2004 - $0) in international sales. The remaining $ 30,818 is for products sold in Canada (2004 - $0).

1476246 ONTARIO LIMITED

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

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10.	CONTINGENCIES AND COMMITMENTS

(a) License Agreement

During the three months period ended March 31, 2005 the company entered into a license agreement with the University of Western Ontario (UWO). The license grants the company the exclusive rights to make, have made, use, lease, sell, offer to sell and import UWO invention No. 02-029 known as "Less Lethal Ammunitions Projectile" (projectile), as well as any trade secrets associated with the projectile. The licence is effective for the period that expires when the last of the terms for which claims under the Licensed Patent Rights expire, unless the agreement is terminated sooner. The agreement is effective as of April 1, 2005. The company has paid an initial licence fee of $5,000. 1476246 has agreed to pay all out-of-pocket expenses incurred by UWO, assume responsibility for future patent prosecution and rights and pay UWO a quarterly royalty commencing April 1, 2006 of three percent of revenue directly attributable to the projectile. The royalty is subject to minimum royalty obligations. The company must pay the difference between the four quarterly royalty payments and the minimum annual royalty within 60 days of any year ending December 31. The required minimum royalty obligations, that equal the annual licence fees, for the next five years are as follows:

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Year	Annual Licence Fee

>
2005	$0
2006	$5,000
2007	$5,000
2008	$10,000
2009	$10,000

(b) Operating Leases

The company is committed to minimum payments under net operating leases for land and buildings to 1109630 Ontario Ltd., a related party. The lease expires December 31, 2007. The company has the option to continue the lease on a month-to-month basis thereafter. The future annual minimum lease payments are as follows:

>
Year	Annual Rent

>
April, 2005 to December, 2005	$57,600
2006	$76,800
2007	$76,800

1476246 ONTARIO LIMITED

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

>
10.	CONTINGENCIES AND COMMITMENTS (continued)

The company is committed to minimum payments for vehicle leases ending between October 2005 and February 2009. The future annual minimum lease payments are as follows:

>
Year	Annual Payments

>
April, 2005 to December, 2005	$7,877
2006	$6,696
2007	$6,696
2008	$6,696
2009	$558

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(c)	Industry Risk

The products manufactured by 1476246 are typically used in applications and situations that involve a high level of risk of personal injury. Failure to use the company's products for their intended purposes could result in serious bodily harm or death. As a result, the manufacture and sale of less-lethal products may be subject to product liability claims arising from the design, manufacture, or sale of such goods. If any such claims are decided against the company, and the company is found liable, substantial payments for damages and increases in the cost insurance coverage may result. Any substantial uninsured loss could have a materially adverse effect on the company's business, financial condition, and results of operations. Management is not aware of any lawsuits ongoing or threatened at this time in regards to products manufactured and sold by the company.

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(d)	Canadian Business Firearms Licence

The Company requires a valid Canadian Business Firearms Licence (CBFL) to possess, manufacture, repair, store, import, export and sell firearms and ammunition as governed by the Canadian Firearms Act. The CBFL for 1476246 is held in the name of Barry Lamperd. The Company's operations would be materially restricted if Barry Lamperd resigns.

(e) Distribution Agreement

The Company has an agreement with R. Nicholls Distributors Inc. granting R. Nicholls Distributors Inc. exclusive rights to distribute the full range of the Company's products throughout Canada. The agreement is renewable on the first day of each year, by mutual agreement, and cancellable by either party with 120 days written notice. Any contingencies for either party, related to the agreement, are not determinable at this time.

1476246 ONTARIO LIMITED

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

>
10.	CONTINGENCIES AND COMMITMENTS (continued)

(f) Litigation

The Company is aware of a possible claim relating to a letter of agreement dated October 18, 2004 for fiscal advisory and business development services to be provided to the Company to secure financing which was not completed until April 2005. As of March 31, 2005 this claim is an unasserted legal claim. The Company considers it probable that a claim could be asserted subject to satisfactory negotiation of settlement of the claim. A settlement, the amount of which cannot be determined, is being negotiated. Accordingly, accrual for the amount of loss, if any, is not determinable at this time. If a settlement is not reached management will vigorously defend the claim. Costs of the litigation cannot be estimated at this time. Any charges related to this will be recorded when determinable.

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11.	RELATED PARTY TRANSACTIONS

During the year, the Company entered into various transactions with related parties as disclosed in note 10 (d), 15 (a) and (d).

The Company entered into an asset purchase agreement with Pinetree on January 1, 2005 which resulted in a note payable being issued in favour of 1476232 Ontario Limited, a related company of which D'Arcy Bell is a principal shareholder. D'Arcy Bell is also a principal shareholder and vice-president of 1476246. The note payable was issued to Pinetree in 2001 in the amount of $80,000 plus accrued interest at 20% per annum. The note was settled on April 22, 2005 for $102,400.

The Company entered into an employment agreement with director and president Barry Lamperd. The agreement, dated January 1, 2005, entitles Mr. Lamperd to an annual salary of 125,000, as described in note 15 (a) below.

As disclosed in note 10 (b), the Company has undertaken a lease for land and buildings with 1109630 Ontario Limited, a related company owned by a shareholder and officer of 1476246.

T.R.E.L. Of Sarnia Limited is the primary subcontractor of parts for the Company's launcher systems and is owned in part by Dominic DiCarlo. Dominic DiCarlo is a principal shareholder and vice-president of 1476246. 1476246 paid T.R.E.L. $14,357 in the first quarter of 2005 for the manufacturing of various components and the manufacturing and installation of a gun cage.

The total amounts owed to related parties is $102,740 (2004 - $0). Transactions between related parties have been recorded at a fair market value agreed on by both parties.

1476246 ONTARIO LIMITED

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

>
11.	RELATED PARTY TRANSACTIONS (continued)

Accounts payable include amounts due from related parties as follows:

Mar 31,     Dec 31, 2 0 0 52 0 0 4

>
T.R.E.L of Sarnia	$9,131	$-

>
12.	FINANCIAL INSTRUMENTS

(a) Credit Risk

The Company is engaged in the sale of less lethal products, other protective gear, and accessories typically to a small number of major customers, although the composition of this group of customers changes from year to year. The Company performs ongoing credit evaluation of its customers' financial condition and, generally, requires no collateral.

There was one customer holding 72.95 % of the outstanding accounts receivable as at March 31, 2005. The Company did not have any accounts receivable for the same period in 2004.

(b) Concentration Risk

A majority of the Company's cash and cash equivalents are with one major Canadian banking institution. Deposits held with this bank may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and, therefore, bear minimum risk.

(c) Currency Risk

The Company is subject to currency risk through its activities in the United States of America. Unfavourable changes in the exchange rate may affect the operating results of the Company.

The Company does not actively use derivative instruments to reduce its exposure to foreign currency risk. However, dependant on the nature, amount and timing of foreign currency receipts and payments, the Company may enter into forward exchange contracts to mitigate the associated risks. There were no forward exchange contracts outstanding at March 31, 2005.

1476246 ONTARIO LIMITED

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

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12.	FINANCIAL INSTRUMENTS (continued)

(d) Fair Value of Financial Assets and Liabilities

The carrying amounts of the Company's financial assets and liabilities including cash and cash,equivalents, accounts receivable, investment tax credit recoverable, accounts payable and accrued liabilities approximate fair value due to the short-term maturity of these items.

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13.	ECONOMIC DEPENDENCE
During the quarter, two customers represented 90.45% of sales (2004 - 0%).

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14.	PURCHASE OF ASSETS OF PINETREE LAW ENFORCEMENT PRODUCTS OF CANADA LIMITED

On January 1, 2005, 1476246 purchased the business assets of Pinetree Law Enforcement Products of Canada Limited (Pinetree). The assets included equipment, inventory, receivables, stock in trade, intellectual property, licences, agreements, and trademarks. The allocation of the purchase price of Pinetree's assets is as follows:

Cost of purchase

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Assumption of accounts payable to the Receiver General of Canada	$69,546
Issuance of note payable to 1476232 Ontario Limited	102,400

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Total cost of asset purchase	171,946

Allocation of purchase cost (At fair market value)

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Accounts receivable (net of allowance for doubtful accounts)	$12,130
Inventory - raw materials	25,407
Shop equipment	16,300
Office furniture and equipment	10,000
Computer equipment	1,000
Protective and demonstration equipment	25,000
Licence agreements	22,121
Trademarks and copyrights	1

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Total allocations to Current, Fixed and Other Intangible Assets	111,959

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Balance of cost of purchase allocated to Goodwill	$59,987

1476246 ONTARIO LIMITED

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

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15.	SUBSEQUENT EVENTS

(a) Employment Agreement With Officer And Director

The Company entered into an employment agreement with director and president Barry Lamperd. The original agreement dated January 1, 2005, entitles Mr. Lamperd to an annual salary of $75,000. Subsequent to the reverse acquisition of Lamperd Less Lethal Inc. as described in note 15 (b) below, and effective April 22, 2005, an amendment to the original employment agreement increased his annual salary to $125,000.

(b) Reverse Acquisition of Lamperd Less Lethal Inc. (formerly Sinewire Networks Inc.)

On March 24, 2005, the Company entered into a Share Exchange Agreement with Lamperd Less Lethal Inc. ("LLL Inc.") under their former name Sinewire Networks Inc., Patrick Ward, Hani Zabaneh, and the shareholders of 1476246 as outlined in a Share Exchange Agreement. The Share Exchange Agreement contemplated LLL Inc. acquiring all of the issued and outstanding shares of 1476246.

Under the Share Exchange Agreement, LLL Inc. acquired all 100,000,000 issued and outstanding common stock of 1476246, effective as of April 14, 2005, in exchange for the issuance by LLL Inc. of 26,000,000 shares of common stock to the shareholders of 1476246. One share of LLL Inc.was issued for every 3.8461538 common shares of 1476246. As of April 14, 2005, 1476246 legally became a wholly owned subsidiary of LLL Inc.

As a result of the share exchange, the former shareholders of 1476246 hold 26,000,000 (51.5%) of LLL Inc. 50,500,000 outstanding shares and because the business of 1476246 represents the only business operations of the combined company, the acquisition of 1476246 is deemed to be a reverse acquisition for accounting and financial statement purposes.

Starting with the periodic report for the quarter in which the acquisition was consummated, LLL Inc. will file quarterly and annual reports based on a December 31, 2004 fiscal year end. Financial statements issued subsequent to April 14, 2005 will depict the operating results of 1476246, including the acquisition of LLL Inc.

(c) Private Placement of Shares

LLL Inc. issued 1,500,000 shares to Higgs Investment Group, Inc. pursuant to a private placement under a Subscription Agreement dated April 14, 2005, between LLL Inc. and Higgs Investment Group, Inc. The purchase price was $1 per unit. Each unit consists of one common share of LLL Inc. and two common share purchase warrants. Each common share purchase warrant is immediately exercisable and entitles Higgs Investment Group, Inc. to purchase one common share for a period of 24 months commencing from

1476246 ONTARIO LIMITED

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

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15.	SUBSEQUENT EVENTS (continued)

April 14, 2005. The warrants are exercisable at a price per share of US $1.25 for twelve months following April 14, 2005, and US$1.40 thereafter. The units issued to Higgs Investment Group Inc. were issued with reliance upon an exemption from registration in an offering of securities in an offshore transaction to persons who are not United States persons pursuant to Regulation S under the United States Securities Act of 1933, as amended. $250,000 USD of the subscription proceeds were previously provided to 1476246 by way of a convertible loan owed to Higgs Investment Group Inc.

(d) Consulting Agreements

The Company entered into two consulting agreements on April 23, 2005.

The first agreement is with 1476232 Ontario Limited (1476232), a related company. The agreement entitles 1476246 to use the personnel of 1476232 for the purpose of business, legal and accounting management services, on an as needed basis. The monthly fee of $3,000 commenced May 1, 2005.

The second agreement is with Dominic DiCarlo, a vice-president, and principal shareholder of 1476246. The agreement entitles 1476246 to obtain from the contractor professional services, mechanical advice, and consultation, on an as needed basis. The monthly fee of $3,000 commenced May 1, 2005.

The consulting agreements are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties and is the consideration what would be agreed to in an arm's length transaction.

(e) Purchase of Property, Plant & Equipment

The Company purchased three Engel injection-molding machines for the production of the new WASP less lethal ammunition projectiles for an uninstalled purchase price of $71, 060 in April 2005. The machines were delivered and installed in May 2005.

(f) Liability Insurance Policy

On June 8, 2005 the company paid an initial deposit of $64,800 for liability insurance. The total annual premiums for the policy are $216,000 with the balance payable in monthly installments.

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16.	NOTE PAYABLE

A convertible loan from Higgs Investment Group, Inc. in the amount of $250,000 USD was granted January 25, 2005, and carries an interest rate of 5% per year. The loan is payable on the earlier of the maturity date, and the date any portion of the principle sum is converted to equity. As described in note 15(c), the loan, in its entirety, was converted to common shares for $1 USD/share.

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17.	LOSS PER SHARE

Loss per share is calculated on the basis of the weighted average number of common shares outstanding for the three months ended March 31, 2005 totaling 81,111,867 shares (March 31, 2004 - 4,000).

Diluted loss per share is not calculated as the effect would be anti-dilutive.

1476246 ONTARIO LIMITED

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

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18.	SHARE VOTING AGREEMENT

On March 1, 2005, Barry Lamperd, D'Arcy Bell, Dominic Dicarlo, Bruce Strebinger, and Mercer Investments entered into a share voting agreement. The voting agreement transfers voting rights of Bruce Strebinger and Mercer Investments (new shareholders) to the founding shareholders Barry Lamperd, D'Arcy Bell, and Dominic Dicarlo. The agreement is valid until the earlier of April 1, 2008, the agreement is terminated by written agreement, dissolution or bankruptcy of the Company, or if the new shareholders cease to hold or own beneficially or of record at least 5% of the voting securities in the capital of the company.

LAMPERD LESS LETHAL INC.

PRO FORMA UNAUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2004

1476246 ONTARIO LIMITED

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

Independent Accountants' Report

We have reviewed the pro forma adjustments reflecting the transaction described in Note 1 and the application of those adjustments to the historical amounts in the accompanying pro forma condensed balance sheet of Lamperd Less Lethal Inc. as of December 31, 2004, and the pro forma condensed statement of income for the twelve months then ended. These historical condensed financial statements are derived from the historical audited financial statements of 1476246 Ontario Limited, which were audited by us, and of Lamperd Less Lethal Inc., which were audited with an explanatory paragraph in the audit report by other auditors, appearing elsewhere herein. Such pro forma adjustments are based on management's assumptions as described in Note 2. Lamperd Less Lethal Inc's management is responsible for the pro forma financial information.

Our review was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

Based on our review, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transaction described in Note 1, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column does not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed balance sheet as of December 31, 2004, and the pro forma condensed statement of income for the twelve months then ended.

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Toronto, Ontario	/s/ MINTZ & PARTNERS, LLP
July 6, 2005	CHARTERED ACCOUNTANTS

1476246 ONTARIO LIMITED

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

LAMPERD LESS LETHAL INC.

PRO FORMA BALANCE SHEET

AS AT DECEMBER 31, 2004

ASSETS

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Lamperd Less	1476246	Adjustments/	Unaudited	Ref.
Lethal Inc.	Ontario Limited	Eliminations	Combined	(Note 2)

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Total Assets	$-	$-	$100	$100	c

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

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Bank indebtedness	$	$964	$-	$964
Accounts payable and accrued expenses	7,777	-	-	7,777
Notes payable - stockholder	23,809	-	(23,809)	-	a

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Total current liabilities	31,586	964	(23,809)	8,741

Stockholders' equity

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Capital stock
Authorized 1,000,000,000 common shares,
0.0002 par value
49,000,000 issued and outstanding (note 3)	44,516	40	(39,916)		b
				100	c
			(140)		d
			5,200	9,800	e

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Additional paid in capital	16,934	-	39,916	b
			140	d
			(5,200)	e
		23,809		a
		(75,599)	-	f

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Accumulated deficit	(93,036)	(1,004)	75,599	(18,441)	f

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Total stockholders' equity (deficit)	(31,586)	(964)	41,446	(8,641)

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Total liabilities and stockholders' equity	$-	$-	$100	$100

1476246 ONTARIO LIMITED

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

LAMPERD LESS LETHAL INC.

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

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Lamperd Less	1476246	Unaudited
Lethal Inc.	Ontario Limited	Combined

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Expenses

>
General and Administrative	11,352	1,004	12,356

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Net Loss	(11,352)	(1,004)	(12,356)

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Loss per stock: Basic and diluted (note 4)	$(0.00)	$(0.25)	$(0.00)

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Weighted number of common stock (note 4)	44,516,000	4,000	44,516,000

LAMPERD LESS LETHAL INC.

NOTES TO PRO FORMA FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 1 - Basis of Presentation

The accompanying proforma combined balance sheet presents the accounts of Lamperd Less Lethal Inc. (Lamperd) and 1476246 Ontario Limited (1476246) as if the acquisition of 1476246 by Lamperd occurred on Dec. 31, 2004. The accompanying pro forma combined statements of operations present the accounts of Lamperd and 1476246 from Jan 1, 2004 to Dec. 31, 2004. For accounting purposes, the transaction is being accounted for as a reverse acquisition (RTO) with 1476246 deemed to be the accounting acquirer.

NOTE 2 - Unaudited Pro forma Combined Adjustments

The following adjustments are required to properly reflect the pro forma combination of Lamperd and 1476246:

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a)	Includes a cancellation of notes payable to Hani Zabaneh and Patrick Ward, by full general releases, and are directly related to the RTO.

>
b)	Includes the cancellation of controlling stockholders' stocks in Lamperd as per the share exchange agreement

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Stockholder	Number of cancelled stocks	Par Value at cancellation	Amount
Hani Zabaneh	100,000,000	0.0002	$ 20,000.00
Patrick Ward	99,580,000	0.0002	19,916.00
		Total cancelled value	$ 39,916.00

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c)

1476246 Ontario issued an additional 99,996,000 common stocks with a par value of $0.000001 to stockholders in January, 2005. The issuance of stocks is directly related to the Share Exchange Agreement and RTO, and as such has been presented as an adjustment to the combined prof orma totals.

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d)	The elimination of the capital stock value of all issued common stocks of 1476246, including the additional shares issued as described in note 2 (c) above.

>
e)	Includes the issuance of shares to shareholders of 1476246 for a 53.06% ownership of Lamperd Less Lethal Inc.

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Shareholder Group	Number of shares held after RTO	% ownership of Lamperd
Original Lamperd stockholders	23,000,000	46.94%
New 1476246 stockholders	26,000,000	53.06%
Totals	49,000,000	100.00%

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f)

Includes the elimination of accumulated deficit of Lamperd ($93,036) against additional paid-in capital ($75,599) from Lamperd and the RTO adjustments. The resulting balance of $17,437 has been carried forward as part of the combined deficit.

NOTE 3 - Stock split of Lamperd Less Lethal Inc.

On February 10, 2005, Lamperd executed a five (5) for one (1) forward stock split of the Company's authorized, issued and outstanding common stock. This transaction has been presented as if it had occurred at December 31, 2004 as part of the RTO, and results in 49,000,000 stocks being issued and outstanding at December 31, 2004 at a par value of $0.002 per stock.

LAMPERD LESS LETHAL INC.

NOTES TO PRO FORMA FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 4 - Weighted Average Capital Stock

Lamperd

The cancellation of 199,580,000 stocks, the 5 for 1 stock split as described in note 3, and issuance of an additional 26,000,000 stocks is assumed to have taken place at Dec. 31, 2004. As a result, no change in the weighted number of common stocks has been recorded.

1476246

The issuance of 99,996,000 additional stocks as described in note 2 (c) is assumed to have taken place at Dec. 31, 2004. As a result, no change in the weighted number of common stocks has been recorded. If the loss per stock for 1476246 at Dec. 31, 2004 was diluted using 100,000,000 stocks the loss per stock would be $(0.00).